                                                           EXHIBIT 99.1(a)

                              ARTICLES OF AMENDMENT

                                       TO

                                     CHARTER

                                       OF

                               FOREIGN FUND, INC.

     THIS IS TO CERTIFY that FOREIGN FUND, INC., a Maryland corporation, having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended by striking out Article SECOND of the Articles of Incorporation and inserting in lieu thereof a new Article SECOND as follows:

          SECOND: NAME. The name of the corporation (which is hereinafter called the "Corporation"): is WEBS INDEX FUND, INC.

     SECOND: The designation of each of the Corporation's series of common stock as an "Index Series" is hereby amended to be a "WEBS Index Series."

     THIRD: The foregoing amendment does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the capital stock of the Corporation.

     FOURTH: A majority of the entire Board of Directors of the Corporation approved the foregoing amendments to the Charter of the Corporation and duly adopted a resolution in which were set forth the foregoing amendments to the Charter of the Corporation, declaring that said amendments of the Charter as proposed were advisable.

     FIFTH: The foregoing amendments to the Charter of the Corporation are limited to the changes expressly permitted by Section 2-605(a) (4) of the General Corporation Law of Maryland to be made without action by stockholders and the Corporation is registered as an open-end company under the Investment Company Act of 1940.

     IN WITNESS WHEREOF, Foreign Fund, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on October 18, 1996.


                                             FOREIGN FUND, INC.
WITNESS:


/s/ R. Sheldon Johnson                       /s/ Nathan Most
-------------------------                    -----------------------
R. Sheldon Johnson                           Nathan Most
Secretary                                    President


     THE UNDERSIGNED, President of Foreign Fund, Inc., who executed on behalf of the Corporation the foregoing amendments to the Charter of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing amendments to the Charter to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                             /s/ Nathan Most
                                             -----------------------
                                             Nathan Most